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                                                                   Exhibit 10.58

                                AMENDMENT NO. 1
                                      to
                         AGREEMENT AND PLAN OF MERGER


          AMENDMENT NO.1, dated January 16, 1998, to AGREEMENT AND PLAN OF MERGER, dated as of November 13, 1997 (the "Original Agreement", and as so
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amended, the "Agreement"), among MBIA INC., a Connecticut corporation
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("Parent"), CMA ACQUISITION CORPORATION, a Delaware corporation and a
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wholly owned subsidiary of Parent ("Sub"), and CAPMAC HOLDINGS INC., a
                                    ---
Delaware corporation (the "Company").
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          WHEREAS, the Company, Parent and Sub have entered into the Original
Agreement;

          WHEREAS, the Company, Parent and Sub now wish to amend the Original Agreement as hereinafter provided;


          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Sub and the Company hereby agree as follows:


          1. The preamble to the Original Agreement is hereby amended to read in its entirety as follows:

          AGREEMENT AND PLAN OF MERGER, dated as of November 13, 1997, as amended by Amendment No. 1 thereto, dated January 16, 1998 (as so amended, the "Agreement"), among MBIA NC., a Connecticut corporation ("Parent"), CMA
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ACQUISITION CORPORATION, a Delaware corporation and a wholly owned subsidiary of
Parent ("Sub"), and CAPMAC HOLDINGS INC., a Delaware corporation (the
         ---
("Company").
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          2. The second sentence of Section 1.6(a) of the Original Agreement is hereby amended to read in its entirety as follows:
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     For purposes of this Agreement, "Exchange Ratio" means $31.00 divided by
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     the Parent Common Stock Price (as defined below), rounded to the nearest
     1/10,000.

          3. The second paragraph of Section 2.1 of the Original Agreement is hereby amended to read in its entirety as follows:

               As used in this Agreement, "Material Adverse Effect" means any
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     adverse change or effect that is materially adverse to the financial condition, results of operations, assets, liabilities or business of a person or on the ability of such person to perform its obligations hereunder, but shall exclude any change or effect resulting from any occurrence or condition generally affecting the industry in which such person and its subsidiaries operate (including without limitation any change or proposed change in insurance laws or regulations in any jurisdiction or official interpretations thereof), any occurrence or condition relating to developments in Asia and any occurrence or condition arising out of the transactions contemplated by this Agreement or the public announcement thereof.

          4. The second sentence of Section 5.4(b) of the Original Agreement shall be amended to read in its entirety as follows:

     Notwithstanding the foregoing, the Company may, at any time after March 15, 1998, directly or indirectly, furnish information and access, in each case only in response to a written request for such information or access made after the date hereof by any person which was not encouraged, solicited or initiated by the Company or any of its officers, directors, employees, representatives or agents after the date hereof, and participate in discussions and negotiate with such person concerning any Acquisition Proposal, if, and only to the extent that (i) such person has submitted a bona fide definitive written Acquisition Proposal to the Board of Directors of the Company, (ii) the Board, after consultation with its independent financial advisors, determines that (x) the person making such Acquisition Proposal is reasonably capable of completing such Acquisition Proposal, taking into account the legal, financial, regulatory and other aspects of such Acquisition Proposal and the person making such Acquisition Proposal and (y) such Acquisition Proposal involves consideration to the Company's stockholders and other terms and conditions that, taken as a whole, are superior to the Merger (a proposal described in this clause (ii) a "Superior Proposal"), and (iii) the Board determines in good faith, based
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     upon the advice of outside counsel to the Company, that taking any such action is necessary for the Board to comply with its fiduciary duty to stockholders under applicable law.
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          5. Section 7.1(b) of the Original Agreement is hereby amended by deleting the word "or" where it appears at the end of clause (ii) thereof, replacing the period at the end of clause (iii) thereof with "; or", and by adding a new clause (iv) thereto reading as follows:

               (iv) if the Company Stockholder Approval shall not have been obtained on or before March 15, 1998.

          6. Section 7.1(d) of the Original Agreement is hereby amended to read in its entirety as follows:

     (d) By the Company in accordance with Section 5.4; provided that such
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     termination under this clause (d) shall not be effective until the Company has made payment of the Termination Fee and the Facility Fee required by
     Section 7.3.

          7. Section 7.3(a) of the Original Agreement is hereby amended to read in its entirety as follows:

          (a) The Company shall pay, or cause to be paid, in same day funds to Parent $19.4 million (the "Termination Fee") and $8 million (the "Facility Fee")
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under the circumstances and at the times set forth as follows:

              (i) if Parent terminates this Agreement pursuant to Section 7.1(c) hereof, the Company shall pay the Termination Fee and the Facility Fee upon demand;

              (ii) if the Company terminates this Agreement pursuant to Section 7.1(d) hereof, the Company shall pay the Termination Fee and the Facility Fee concurrently therewith;

              (iii) if (1) Parent terminates this Agreement pursuant to Section 7.1(b)(iii), 7.1(b)(iv) or 7.1(e) and (2) prior to such termination an Acquisition Proposal shall have been publicly announced (other than an Acquisition Proposal made prior to the date hereof) and (3) within six months thereafter, (A) the Company enters into a definitive agreement with respect to an Acquisition Proposal or an Acquisition Proposal is consummated involving any party (x) with whom the Company had any discussions with respect to an Acquisition Proposal, (y) to whom the Company furnished information with respect to or with a view to an


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     Acquisition Proposal or (z) who had submitted a proposal or expressed any interest publicly in an Acquisition Proposal, in the case of each of clauses (x), (y) and (z), prior to such termination, or (B) the Company enters into a definitive agreement with respect to a Superior Proposal, or a Superior Proposal is consummated, then, in the case of either (A) or (B) above, the Company shall pay the Termination Fee and the Facility Fee upon the earlier of the execution of such agreement or upon consummation of such Acquisition Proposal or Superior Proposal.


          8. This Amendment shall be governed by the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable principles of conflicts of law) as to all matters, including, but not limited to, matters of validity, construction, effect, performance and remedies.

          9. Except as expressly provided in this Amendment, the Original Agreement shall continue in full force and effect in accordance with the provisions thereof.

          10. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



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